Exhibit 99.1

Contacts:	Jay Brown, CFO
Fiona McKone, VP - Finance
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS SECOND QUARTER 2008 RESULTS;

RAISES 2008 OUTLOOK

July 24, 2008 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended June 30, 2008.

“We had another excellent quarter, growing recurring cash flow per share by 34% over last year, significantly exceeding our internal target,” stated Ben Moreland, President and Chief Executive Officer of Crown Castle. “This result of achieving approximately four times the rate of site rental revenue growth in recurring cash flow per share illustrates the efficiency of Crown Castle’s capital structure. In addition, in the first half of 2008, we experienced an 11% increase in leasing activity and associated revenue in the US compared to same period last year. We remain excited by the long-term growth prospects for site rental revenue from the continued deployment of wireless voice and data services and the migration from wireline to wireless telecommunications.”

CONSOLIDATED FINANCIAL RESULTS

Site rental revenue for the second quarter of 2008 increased $26.2 million, or 8%, to $348.5 million from $322.3 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $24.6 million, or 12%, to $234.8 million in the second quarter of 2008 from the same period in 2007. Adjusted EBITDA for the second quarter of 2008 increased $26.6 million, or 14%, to $213 million, from the same period in 2007.

Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures, increased by 31% from $90.9 million in the second quarter of 2007 to $119.2 million for the second quarter of 2008. Basic weighted average common shares outstanding was

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279.4 million for the second quarter of 2008, as compared to 282 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by basic weighted average common shares outstanding, was $0.43 in the second quarter of 2008, up 34% compared to $0.32 in the second quarter of 2007.

Net income was $60.3 million for the second quarter of 2008, inclusive of the recognition of $74.9 million of tax benefits related to previously unrecognized U.S. net operating losses, compared to a net loss of $32.7 million for the same period in 2007. Net income after deduction of dividends on preferred stock was $55.1 million in the second quarter of 2008, inclusive of the recognition of tax benefits mentioned above, compared to a loss of $37.9 million for the same period last year. Diluted second quarter 2008 net income per common share was $0.19, compared to a diluted net loss per common share of $(0.13) in last year’s second quarter.

SEGMENT RESULTS

US site rental revenue for the second quarter of 2008 increased $25.3 million, or 8%, to $329 million, compared to second quarter 2007 US site rental revenue of $303.7 million. US site rental gross margin increased $24.8 million, or 13%, to $221.5 million from the same period in 2007.

Australia site rental revenue for the second quarter of 2008 increased $0.9 million, or 5%, to $19.6 million, compared to $18.7 million in the second quarter of 2007. Australia site rental gross margin for the second quarter of 2008 was $13.3 million, compared to $13.5 million in the second quarter of 2007. Australia site rental revenue and gross margin quarter over quarter comparisons to last year were adversely impacted by the timing of an annual customer payment, which was historically achieved in the second quarter but was achieved in the first quarter of 2008 in the amount of $2.7 million.

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INVESTMENTS AND LIQUIDITY

During the second quarter of 2008, Crown Castle invested approximately $140.7 million in capital expenditures. Capital expenditures was comprised of $5 million of sustaining capital expenditures and $135.7 million of revenue generating capital expenditures, of which $73.5 million was spent on land purchases, $18.4 million on existing sites and $43.8 million on the construction and acquisition of new sites. As of June 30, 2008, Crown Castle has $100 million of undrawn capacity under its revolving credit facility.

“I am very pleased that in the second quarter we converted 100% of the year-over-year growth in site rental revenues into Adjusted EBITDA, reflecting the diligence with which we have managed our costs following the Global Signal acquisition,” stated Jay Brown, Chief Financial Officer of Crown Castle. “Our long-standing strategy of investing cash, both from operations and borrowings, to maximize long-term cash flow per share coupled with the strong operating performance of our towers has delivered results above our targeted annual growth rate of 20% to 25% in recurring cash flow per share. Consistent with our past actions, during the second quarter of 2008, we invested approximately $141 million in our core tower business, including land purchases, construction of new sites and tower acquisitions. As presented in the Outlook table below, we have increased our 2008 Outlook largely based on the operating results from the first half of the year.”

OUTLOOK

The following Outlook tables are based on current expectations and assumptions. The Outlook tables assume a US dollar to Australian dollar exchange rate of 0.94 US dollars to 1.00 Australian dollar for the second half of 2008.

As reflected in the following tables, Crown Castle has increased the approximate midpoint of its full year 2008 Outlook, previously issued on April 23, 2008, for site rental revenue by $5 million, site rental gross margin by $5 million and Adjusted EBITDA by $5 million.

This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).

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The following tables set forth Crown Castle’s current Outlook for the third quarter of 2008 and full year 2008:

(in millions, except per share amounts)	Third Quarter 2008	Full Year 2008
Site rental revenue	$351 to $356	$1,395 to $1,405
Site rental cost of operations	$113 to $117	$452 to $457
Site rental gross margin	$235 to $240	$947 to $952
Adjusted EBITDA	$214 to $219	$865 to $870
Interest expense and amortization of deferred financing costs(a)	$88 to $91	$355 to $360
Sustaining capital expenditures	$8 to $10	$24 to $27
Recurring cash flow	$116 to $121	$483 to $488
Net income (loss) after deduction of dividends on preferred stock	$(33) to $2	$(34) to $59
Net income (loss) per share(b)	$(0.12) to $0.01	$(0.12) to $0.21

(a)	Inclusive of $6.3 million and $25.3 million, respectively, of non-cash expense.
(b)	Represents basic net income (loss) per common share, based on 279.6 million shares outstanding as of June 30, 2008.

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Friday, July 25, 2008, at 10:30 a.m. eastern time to discuss second quarter 2008 results and Crown Castle’s Outlook. Please dial 303-275-2170 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Friday, July 25, 2008 through 11:59 p.m. eastern time on Friday, August 1, 2008 and may be accessed by dialing 303-590-3000 using passcode 11116684#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,400 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

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Summary of Non-Cash Amounts in Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to US tower operations, net amortization of below-market and above-market leases acquired, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended June 30, 2008
Non-cash portion of site rental revenue attributable to rent free periods and straight-line recognition of revenue	$10,460
Non-cash portion of ground lease expense attributable to straight-line recognition of expenses	(8,812)
Stock-based compensation charges	(210)
Net amortization of below-market and above-market leases	153

Non-cash impact on site rental gross margin	$1,591

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, impairment of available-for-sale securities, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. We define sustaining capital expenditures as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or life of our revenue generating assets and include capitalized costs related to (i) maintenance activities on our towers, (ii) vehicles, (iii) information technology equipment, and (iv) office equipment. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended June 30, 2008 and 2007 are computed as follows:

	For the Three Months Ended
	June 30, 2008	June 30, 2007
(in thousands, except per share amounts)
Net income (loss)	$60,339	$(32,740)
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4,993	3,391
Integration costs(a)	—	5,069
Depreciation, amortization and accretion	131,896	133,324
Interest and other income (expense)	(206)	(2,906)
Interest expense and amortization of deferred financing costs	88,757	88,790
Benefit (provision) for income taxes	(80,324)	(15,620)
Minority interests	—	390
Stock-based compensation charges(c)	7,559	6,682

Adjusted EBITDA	$213,014	$186,380

Less: Interest expense and amortization of deferred financing costs	88,757	88,790
Less: Sustaining capital expenditures	5,017	6,671

Recurring cash flow	$119,240	$90,919

Weighted average common shares outstanding - basic	279,428	282,025
Recurring cash flow per share	$0.43	$0.32

Adjusted EBITDA and recurring cash flow for the quarter ending September 31, 2008 and the year ending December 31, 2008 are forecasted as follows:

(in millions)	Q3 2008 Outlook	Full Year 2008 Outlook
Net income (loss)	$(28) to $7	$(13) to $80
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$2 to $4	$9 to $13
Integration costs	—	$2 to $4
Depreciation, amortization and accretion	$130 to $140	$520 to $560
Interest and other income (expense)	$(3) to $0	$(9) to $(3)
Interest expense and amortization of deferred financing costs(b)	$88 to $91	$355 to $360
Benefit (provision) for income taxes	$(10) to $(1)	$(110) to $(86)
Stock-based compensation charges(c)	$5 to $8	$23 to $30

Adjusted EBITDA	$214 to $219	$865 to $870

Less: Interest expense and amortization of deferred financing costs(b)	$88 to $91	$355 to $360
Less: Sustaining capital expenditures	$8 to $10	$24 to $27

Recurring cash flow	$116 to $121	$483 to $488

(a)	Inclusive of stock-based compensation charges.
(b)	Inclusive of $6.3 million and $25.3 million, respectively, from non-cash expense.
(c)	Exclusive of amounts included in integration costs.

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Other Calculations:

Sustaining capital expenditures for the quarters ended June 30, 2008 and June 30, 2007 is computed as follows:

	For the Three Months Ended
	June 30, 2008	June 30, 2007
(in thousands)
Capital Expenditures	$140,747	$77,745
Less: Revenue enhancing on existing sites	18,356	5,955
Less: Land purchases	73,525	37,251
Less: New site acquisition and construction	43,849	27,868

Sustaining capital expenditures	$5,017	$6,671

Site rental gross margin for the quarter ending September 31, 2008 and for the year ending December 31, 2008 is forecasted as follows:

(in millions)	Q3 2008 Outlook	Full Year 2008 Outlook
Site rental revenue	$351 to $356	$1,395 to $1,405
Less: Site rental cost of operations	$113 to $117	$452 to $457

Site rental gross margin	$235 to $240	$947 to $952

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the deployment of wireless services, (ii) migration from wireline to wireless telecommunications, (iii) currency exchange rates, (iv) site rental revenues, (v) site rental cost of operations, (vi) site rental gross margin, (vii) Adjusted EBITDA, (viii) interest expense and amortization of deferred financing costs, (ix) sustaining capital expenditures, (x) recurring cash flow, including on a per share basis, (xi) net income (loss), including on a per share basis, and (xii) the utility of certain financial measures in analyzing our results. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•

A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of, or network sharing among, any of our limited number of customers may materially decrease revenues.

•	Consolidation among our customers may result in duplicate or overlapping parts of networks, which may result in a reduction of sites and have a negative effect on revenues and cash flows.

•

Our substantial level of indebtedness may adversely affect our ability to react to changes in our business, and we may be limited in our ability to refinance our existing debt or use debt to fund future capital needs.

•	A wireless communications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

•

As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our towers.

•	New technologies may significantly reduce demand for our towers and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to the land under our towers, our business may be adversely affected.

•	If we are unable to raise capital in the future when needed, we may not be able to fund future growth opportunities.

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•

FiberTower’s business has certain risk factors different from our core tower business, including an unproven business model, and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower.

•

Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than those that may otherwise have been anticipated.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•

If radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs and revenues.

•

Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the US.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
AND OTHER FINANCIAL DATA
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenues:
Site rental	$348,523	$322,336	$693,556	$622,128
Network services and other	30,990	20,534	56,578	36,451

Total net revenues	379,513	342,870	750,134	658,579

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	113,746	112,166	226,126	218,761
Network services and other	21,820	14,679	40,231	26,452

Total costs of operations	135,566	126,845	266,357	245,213

General and administrative	38,492	36,327	73,478	71,329
Asset write-down charges	4,993	3,391	6,297	4,743
Integration costs	—	5,069	2,504	13,917
Depreciation, amortization and accretion	131,896	133,324	263,929	272,017

Operating income (loss)	68,566	37,914	137,569	51,360
Interest and other income (expense)	206	2,906	2,516	6,205
Interest expense and amortization of deferred financing costs	(88,757)	(88,790)	(177,902)	(170,805)

Income (loss) from continuing operations before income taxes and minority interests	(19,985)	(47,970)	(37,817)	(113,240)
Benefit (provision) for income taxes	80,324	15,620	84,983	37,782
Minority interests	—	(390)	—	(173)

Net income (loss)	60,339	(32,740)	47,166	(75,631)
Dividends on preferred stock	(5,201)	(5,202)	(10,403)	(10,403)

Net income (loss) after deduction of dividends on preferred stock	$55,138	$(37,942)	$36,763	$(86,034)

Net income (loss) per common share:
Basic	$0.20	$(0.13)	$0.13	$(0.31)
Diluted	$0.19	$(0.13)	$0.13	$(0.31)

Weighted average common shares outstanding:
Basic	279,428	282,025	279,384	277,741
Diluted	288,427	282,025	288,242	277,741

Adjusted EBITDA	$213,014	$186,380	$424,013	$353,638

Stock-based compensation expenses:
Site rental cost of operations	$210	$128	$508	$194
Network services and other cost of operations	238	106	371	175
General and administrative	7,111	6,448	12,835	11,232
Integration costs	—	159	—	790

Total	$7,559	$6,841	$13,714	$12,391

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$98,754	$75,245
Restricted cash	180,638	165,556
Receivables, net of allowance for doubtful accounts	30,157	37,134
Prepaid expenses	81,589	72,518
Deferred income tax assets and other current assets	148,136	146,802

Total current assets	539,274	497,255
Restricted cash	5,000	5,000
Deferred site rental receivables	140,037	127,388
Available-for-sale securities, net	36,894	60,085
Property and equipment, net	5,061,982	5,051,055
Goodwill	1,970,501	1,970,501
Other intangible assets, net	2,609,636	2,676,288
Deferred financing costs and other assets, net of accumulated amortization	114,496	100,561

	$10,477,820	$10,488,133

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,153	$37,366
Deferred revenues and other accrued liabilities	245,714	253,121
Short-term debt and current maturities of long-term debt	156,500	81,500

Total current liabilities	435,367	371,987
Long-term debt, less current maturities	5,986,245	5,987,695
Deferred income tax liability	196,518	281,259
Deferred ground lease payables and other liabilities	370,975	366,483

Total liabilities	6,989,105	7,007,424
Redeemable preferred stock	314,262	313,798
Stockholders’ equity	3,174,453	3,166,911

	$10,477,820	$10,488,133

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$47,166	$(75,631)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	263,929	272,017
Deferred income tax (benefit) provision	(83,312)	(39,621)
Other adjustments, net	31,823	28,077
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(6,193)	(50,172)
Decrease (increase) in assets	(37,302)	(15,932)

Net cash provided by (used for) operating activities	216,111	118,738

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	1,117	2,782
Payments for acquisitions (net of cash acquired) of businesses	—	(489,477)
Capital expenditures	(202,434)	(124,925)
Investments and loans	—	(500)

Net cash provided by (used for) investing activities	(201,317)	(612,120)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	650,000
Proceeds from issuance of capital stock	6,506	13,334
Principal payments on long-term debt	(3,250)	—
Purchases of capital stock	(44,338)	(601,352)
Borrowings under revolving credit agreements	75,000	—
Incurrence of financing costs	(1,538)	(8,779)
Net decrease (increase) in restricted cash	(15,082)	(14,138)
Dividends on preferred stock	(9,939)	(9,940)
Capital distributions to minority interest holders of CCAL	—	(37,196)

Net cash provided by (used for) financing activities	7,359	(8,071)

Effect of exchange rate changes on cash	1,356	1,169
Net increase (decrease) in cash and cash equivalents	23,509	(500,284)
Cash and cash equivalents at beginning of period	75,245	592,716

Cash and cash equivalents at end of period	$98,754	$92,432

Supplemental disclosure of cash flow information:
Interest paid	$164,867	$150,565
Income taxes paid	3,382	2,099

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(dollars in thousands)

	Quarter Ended 9/30/07			Quarter Ended 12/31/07			Quarter Ended 3/31/08			Quarter Ended 6/30/08
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Revenues
Site Rental	$309,798	$16,999	$326,797	$316,750	$20,793	$337,543	$323,748	$21,285	$345,033	$328,952	$19,571	$348,523
Services	23,035	1,912	24,947	33,873	3,747	37,620	23,834	1,754	25,588	27,016	3,974	30,990
Total Revenues	332,833	18,911	351,744	350,623	24,540	375,163	347,582	23,039	370,621	355,968	23,545	379,513
Operating Expenses
Site Rental	106,014	5,849	111,863	106,636	6,082	112,718	106,432	5,948	112,380	107,474	6,272	113,746
Services	15,864	1,168	17,032	19,906	2,352	22,258	17,359	1,052	18,411	20,320	1,500	21,820
Total Operating Expenses	121,878	7,017	128,895	126,542	8,434	134,976	123,791	7,000	130,791	127,794	7,772	135,566
General & Administrative	29,319	3,562	32,881	32,392	6,244	38,636	31,032	3,954	34,986	33,845	4,647	38,492
Add: Stock-Based Compensation (a)	5,373	439	5,812	5,164	2,510	7,674	5,418	737	6,155	6,622	937	7,559
Adjusted EBITDA	$187,009	$8,771	$195,780	$196,853	$12,372	$209,225	$198,177	$12,822	$210,999	$200,951	$12,063	$213,014

(a)	Exclusive of expenses included in restructuring charges and integration costs.

	Quarter Ended 9/30/07			Quarter Ended 12/31/07			Quarter Ended 3/31/08			Quarter Ended 6/30/08
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC
Gross Margins:
Site Rental	66%	66%	66%	66%	71%	67%	67%	72%	67%	67%	68%	67%
Services	31%	39%	32%	41%	37%	41%	27%	40%	28%	25%	62%	30%
Adjusted EBITDA Margin	56%	46%	56%	56%	50%	56%	57%	56%	57%	56%	51%	56%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(dollars in thousands)

	Quarter Ended
	9/30/2007	12/31/2007	3/31/2008	6/30/2008
Net income (loss)	$(67,013)	$(80,169)	$(13,173)	$60,339
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (1)	3,191	—	—	—
Asset write-down charges	59,306	1,466	1,304	4,993
Integration costs (1)	4,749	6,752	2,504	—
Depreciation, amortization and accretion	135,540	132,347	132,033	131,896
Interest and other income (expense)	(2,965)	(181)	(2,310)	(206)
Interest expense, amortization of deferred financing costs	89,407	90,047	89,145	88,757
Impairment of available-for-sale securities	—	75,623	—	—
Benefit (provision) for income taxes	(31,923)	(24,334)	(4,659)	(80,324)
Minority interests	(324)	—	—	—
Stock-based compensation (2)	5,812	7,674	6,155	7,559

Adjusted EBITDA	$195,780	$209,225	$210,999	$213,014

(1)	inclusive of stock-based compensation expenses
(2)	exclusive of amounts included in restructuring charges (credits) and integration costs

CCI FACT SHEET Q2 2007 to Q2 2008

dollars in thousands

	Q2 '07		Q2 '08		% Change
CCUSA
Site Rental Revenue	$303,665		$328,952		8%
Ending Sites	22,287		22,461		1%

CCAL
Site Rental Revenue	$18,671		$19,571		5%
Ending Sites	1,438		1,449		1%

TOTAL CCIC
Site Rental Revenue	$322,336		$348,523		8%
Ending Sites	23,725		23,910		1%

Ending Cash and Cash Equivalents	$92,432	*	$98,754	*

Debt
Bank Debt	$650,000		$791,875
Securitized Debt & Other Notes	$5,347,184		$5,350,870
6 1/4% Convertible Preferred Stock	$313,335		$314,262

Total Debt	$6,310,519		$6,457,007

Leverage Ratios
Net Bank Debt + Bonds / EBITDA	7.9X		7.1X
Total Net Debt / EBITDA	8.3X		7.5X
Last Quarter Annualized Adjusted EBITDA	$745,520		$852,056

*	Excludes Restricted Cash